
                                    Exhibit A

        Detail of the Guarantees issued during the quarter ending 3/31/01

                                                                                               Date Of      Date of      Amount
Guarantor        On Behalf Of       Purpose                   Name of Guaranteed Party          Issue      Expiration  Guaranteed
-----------------------------------------------------------------------------------------------------------------------------------
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales  BP Energy Company                02/05/2001  02/05/2002  $ 5,000,000

Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales  Wabash Valley Power              02/05/2001  02/05/2002  $   500,000
                                                              Association, Inc.


Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales  Mirant Americas Energy           03/08/2001  03/08/2002  $ 2,000,000
                                                              Marketing, L.P.

Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales  The New York Independent         03/12/2001  03/12/2002  $ 1,000,000
                                                              System Operator

Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales  PSEG Energy Resources            03/23/2001  03/22/2002  $ 2,000,000
                                                              & Trade LLC

Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales  Morgan Stanley Capital           03/26/2001  03/26/2002 $  5,000,000
                                                              Group, Inc.                                               ----------


                                                                                                                       $15,500,000
                                                                                                                      =============


Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Consumers Energy Company         01/01/2001  12/31/2001  $   250,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  CMS Marketing, Services          01/16/2001  01/16/2002  $   500,000
                                                              & Trading Company


Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Niagara Mohawk Power Corp.       01/16/2001  01/16/2002  $ 1,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Northern Indiana Public          01/16/2001  01/16/2002  $ 2,000,000
                                                              Service Company


Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Tractebel Energy Marketing,Inc.  01/16/2001  01/16/2002  $ 1,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Reliant Energy Services, Inc     02/01/2001  02/01/2002  $ 2,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Oklahoma Municipal               02/22/2001  02/22/2002  $   750,000
                                                              Power Authority


Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  American Electric Power          03/01/2001  03/01/2002  $ 1,000,000
                                                              Services Corporation

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Constellation Power Source,Inc.  03/01/2001  03/01/2002  $ 2,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  FirstEnergy Serv. Corp.          03/02/2001  03/02/2002  $ 1,000,000
                                                              and Amer. Transmission Syst.

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Ontario Power Generation,Inc.    03/06/2001  03/06/2002  $   500,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Allegheny Energy                 03/09/2001  03/09/2002  $   200,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Edison Mission Marketing         03/09/2001  03/09/2002  $ 2,000,000
                                                              & Trade, Inc.

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  UtiliCorp United, Inc.           03/09/2001  03/12/2002  $ 4,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Avista Energy, Inc.              03/14/2001  03/14/2002  $ 2,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Exelon Generation                03/14/2001  03/14/2002  $ 2,000,000
                                                              Company, LLC


Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  The Burlington Northern          03/15/2001  03/15/2002  $   500,000
                                                              & Santa Fe Railroad Co.


Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Powder River Coal Company        03/20/2001  03/20/2002  $   500,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  PJM Interconnection, L.L.C.      03/21/2001  03/21/2002  $ 4,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Enron Power Marketing, Inc.      03/29/2001  03/29/2002  $20,000,000

Cargill         Cargill-Alliant    Bulk Power Purchase/Sales  Southwest Power Pool             03/29/2001  03/29/2002  $ 5,000,000

                                                                                                                       $52,200,000
                                                                                                                      =============


Total Cargill & Alliant Energy Combined *                                                                              $67,700,000


Alliant Energy Liability is 50% of Total Cargill & Alliant Energy Guarantees Combined                                  $33,850,000



Alliant Energy  Alliant Energy     Solid Waste Reductions &   Citicorp Del-Lease, Inc.         02/01/2001         NA   $    52,933
                Corporate Services Recycling Grant from DNR


Alliant Energy  NG Energy          Natural Gas/Oil Purchases  Enron North America Corp.        10/24/2000  11/01/2001 $10,000,000**
                Trading, LLC       & Sales/Derivatives


Alliant Energy  NG Energy          Natural Gas Purchases      ANR Pipeline Co./all subs        10/25/2000  11/01/2002 $25,000,000**
                Trading, LLC       Turbine Purchases          of The Coastal Corp.


Resources       Southern Hydro     Guarantee of Subordinated  Commonwealth Bank of Australia   03/30/2001  05/30/2001 $ 9,106,655***
                Operations Pty Ltd Debt Facility              Macquarie Bank




*   This amount includes amendments and renewals of existing guarantees issued during the quarter.
**  These guarantees were actually issued in the fourth quarter of 2000.
*** This guarantee is actually for Australian dollars 18,765,000, which is equivalent to U.S. dollars 9,106,655 at an exchange rate of USD 0.4853 / AUD 1 .





                                  Exhibit A Continued
    Detail of the  Guarantees issued  during the quarter ending 3/31/01

                                                                                            Date Of     Date of          Amount
Guarantor            On Behalf Of           Purpose              Name of Guaranteed Party    Issue      Expiration     Guaranteed
-----------------------------------------------------------------------------------------------------------------------------------
Alliant Energy        Resources           Licensed Service         PECO Energy              1/9/01      1/9/02         $   100,000
                                          Company's Bond

Alliant Energy        Energys             Performance Bond         University of            2/1/01      2/2/02         $    55,395
                                                                   Wisconsin-Madison

Alliant Energy        EPS                 Performance Bond         PECO Energy              1/24/01     1/24/02        $ 1,041,381

Alliant Energy        EPS                 Performance/Payment      US Government            1/26/01     1/26/02        $ 6,361,068
                                          Bond

Alliant Energy        HPI The Avenue      Tax Credit Bond          US IRS                    2/8/01    10/31/09        $ 1,360,500

Alliant Energy        HPI The Avenue      Tax Credit Bond          US IRS                    2/8/01    10/31/09        $     8,300
                                                                                                                       ------------
                                                                                                                       $ 8,926,644